EXHIBIT 21
Solventum Corporation
Subsidiaries of Registrant

Legal Entity	State or Country of Incorporation

KCI Medical Australia Pty Ltd	Australia
Solventum Operations Pty. Ltd.	Australia
KCI Austria GmbH	Austria
KCI Medical Belgium BVBA	Belgium
KCI Polymedics BVBA	Belgium
Solvers Insurance Group Limited	Bermuda
KCI Brasil Importadora E Distribuidora De Produtos Para Saude Ltda.	Brazil
Solventum do Brasil Ltda.	Brazil
3M Healthcare Canada Company Limited	Canada
Crawford Healthcare Canada Limited	Canada
KCI Medical Canada Inc./ Fournitures Medicales KCI du Canada Inc.	Canada
KCI APAC Holding Ltd	Cayman Islands
KCI Cayman Holdings	Cayman Islands
KCI Cayman Holdings II	Cayman Islands
KCI Medical Holdings Unlimited	Cayman Islands
KCI MS Unlimited	Cayman Islands
KCI Wound Holdings	Cayman Islands
Solventum Chile SpA	Chile
3M Healthcare (Shanghai) Co. Ltd.	China
3M Medical Devices and Materials Manufacturing (Shanghai) Co., Ltd.	China
KCI Medical (China) Co., Ltd.	China
Solventum Investments (Shanghai) Co., Ltd.	China
Solventum Material Technology (Guangzhou) Co., Ltd.	China
KCI Colombia SAS	Colombia
Solventum GBS Sociedad de Responsabilidad Limitada	Costa Rica
KCI Medical Aps	Denmark
Solventum Finland Oy	Finland
Solventum France SAS	France
Solventum Germany GmbH	Germany
Solventum Operational Real Estate GmbH & Co. KG	Germany
Solventum Real Estate GmbH	Germany
Solventum Real Estate GP GmbH	Germany
KCI Hong Kong Holding Limited	Hong Kong
KCI Medical India Private limited	India
Trimodal Softech Solutions Private Limited	India
3M Healthcare EMEA Export Limited	Ireland
KCI Manufacturing Unlimited Company	Ireland
KCI Medical Limited	Ireland

Solventum Digital Science Community Limited	Ireland
Solventum International Holdings Limited	Ireland
Solventum Ireland Limited	Ireland
Solventum Technologies Israel Ltd.	Israel
Solventum Italy S.R.L.	Italy
KCI KK	Japan
Solventum Japan GK	Japan
Solventum Japan Holdings G.K.	Japan
Solventum Japan Innovation Limited	Japan
Solventum Japan Products Limited	Japan
Solventum Korea Co., Ltd.	Korea
Solventum Malaysia Sdn. Bhd.	Malaysia
Medical Holdings Limited	Malta
Solventum México Manufacturing, S. de R.L. de C.V.	Mexico
Solventum Mexico S. de R.L. de C.V.	Mexico
Solventum Purification, S. de R.L. de C.V.	Mexico
KCI Europe Holding B.V.	Netherlands
KCI Medical B.V.	Netherlands
Solventum Holdings B.V.	Netherlands
Systagenix Wound Management B.V.	Netherlands
Systagenix Wound Management Mezz B.V.	Netherlands
KCI New Zealand Unlimited	New Zealand
KCI Medical AS	Norway
Solventum GBS Poland sp. z o.o	Poland
Solventum Poland Manufacturing Sp. z o.o	Poland
Solventum Poland sp. z o.o	Poland
SLVTM Portugal, Unipessoal Lda.	Portugal
KCI Medical Puerto Rico, Inc.	Puerto Rico
Solventum Arabia Medical Regional Headquarter Company One Person	Saudi Arabia
Solventum Arabia Trading Company (One Person)	Saudi Arabia
KCI Medical Asia Pte. Ltd.	Singapore
Systagenix Wound Management (South Africa) (Proprietary) Limited	South Africa
KCI Clinic Spain, S.L.U.	Spain
KCI Medical AB	Sweden
KCI Medical GmbH	Switzerland
Solventum Taiwan Co. Ltd	Taiwan
Solventum (Thailand) Limited	Thailand
Solventum Turkey Sağlık Ürünleri ve Tıbbi Cihaz İthalat ve Ticaret Limited Şirketi	Turkey
KCI Medical Middle East & Africa FZ-LLC	United Arab Emirates
KCI Medical Middle East & Africa Trading L.L.C	United Arab Emirates
Crawford Healthcare Holdings Limited	United Kingdom
Crawford Healthcare Limited	United Kingdom

Derms Development Limited	United Kingdom
KCI Medical Limited	United Kingdom
KCI UK Holdings Limited	United Kingdom
MModal Limited	United Kingdom
Solventum UK Holding Company Ltd	United Kingdom
Systagenix Wound Management, Limited	United Kingdom
3M Healthcare LATAM/APAC Export Corporation	United States
Acelity LLC	United States
Acera Surgical, Inc.	United States
Chiron Holdings, Inc.	United States
KCI Brazil Holdings LLC	United States
KCI Holding Company, Inc.	United States
KCI Imports, Inc.	United States
KCI International, Inc.	United States
KCI Licensing, Inc.	United States
KCI Properties Limited	United States
KCI Real Holdings, L.L.C.	United States
KCI Real Property Limited	United States
KCI USA, Inc.	United States
Kinetic Concepts, Inc.	United States
MedQuist of Delaware, Inc.	United States
MModal LLC	United States
MModal MQ Inc.	United States
MModal Services, Ltd.	United States
Multimodal Technologies, LLC	United States
Solventum Corporation	United States
Solventum Health Information Systems, Inc.	United States
Solventum Intellectual Properties Company	United States
Solventum Management LLC	United States
Solventum Orthodontics Corporation	United States
Solventum US LLC	United States
Solventum Ventures, Inc.	United States
Solventum Vietnam LLC	Vietnam